UGOVOR O PRENOSU UDELA

Zaključen dana 24 avgusta 2011. u Beogradu između:

SEACOVE ENERGY GROUP AG, Švajcarska kompanija registrovana po Zakonima Švajcarske sa sedištem na adresi c/o Ritter Rechtsanwälte AG, Bahnhofstrasse 26, u CH 8001 Zurich / ZH, Švajcarska, sa matičnim brojem CH-020.3.028.128-4 (u daljem tekstu **"Prenosilac"**);

i

EURO SOLAR PARKS, INC, Korporacija iz Nevade, registrovana po zakonima države Nevada, Sjedinjene Američke Države, sa sedištem u 2533 N Carson ulici, Carson City, NV 89706, SAD i 345 Route 17 South Suite 23 , u Upper Saddle River, NJ 07458, SAD, sa brojem Matični E0656182008-4 (u daljem tekstu: **"Sticaoc"**)

Gde su Prenosilac i Sticaoc saglasni u sledećem:

Predmet ugovora

Član 1.

Predmet ovog Ugovora je prodaja i transfer od Prenosioca prema Sticaocu od 100% deonica i vlasništva u Društvu **" HANERGY SOLAR TWO doo", Vranje,** kompanija registrovana u skladu sa zakonima Republike Srbije, sa sedištem u ulici Stefana Prvovenčanog br. 61 u Vranju, Srbija, sa Matičnim brojem 20744677.

Strane ovog Sporazuma zajednički izjavljuju i potvrđuju da na dan ovog Ugovora, u Registru poslovnih subjekata ukupni osnovni kapital Društva **" HANERGY SOLAR TWO doo", Vranje,** kompanija registrovana u skladu sa zakonima Republike Srbije, sa sedištem u ulici Stefana Prvovenčanog br. 61 u Vranju, Srbija, sa Matičnim brojem 20744677. (u daljnjem tekstu **"Društvo"**) iznosi 500 EUR (petsto evra) u dinarskoj protiv -vrednosti, gde uplaćeni kapital pre upisa Društva iznosi 250 evra u dinarskoj u protiv-vrednosti, dok će se preostali iznos od 250 EUR u dinarskoj protiv-vrednosti uplatiti u roku od dve (2) godine od datuma registracije Društva, što iznosi 100% vlasničkog udela u ukupnom kapitalu Društva.

SHARE PURCHASE AGREEMENT

Concluded August 24 2011 in Belgrade between:

SEACOVE ENERGY GROUP AG, a Swiss Company registered under the laws of Switzerland, with registered office c/o Ritter Rechtsanwälte AG, Bahnhofstrasse 26, in CH 8001 Zurich/ZH, Switzerland, with the Company ID Number CH-020.3.028.128-4 (hereinafter referred to as the **"Seller"**);

And

EURO SOLAR PARKS, INC., a Nevada Corporation, registered under the laws of the State of Nevada, United States of America, with registered offices at 2533 N Carson Street, Carson City, NV 89706, USA and 345 Route 17 South, Suite 23, in Upper Saddle River, NJ 07458, USA, with the Company ID Number E0656182008-4 (hereinafter referred to as the **"Purchaser"**)

Whereas the Seller and Purchaser agree as follows:

Subject of the Agreement

Article 1

Subject of this Agreement is the sale and transfer from the Seller to the Purchaser of 100% of the shares and ownership in the Company **"HANERGY SOLAR TWO LLC", Vranje,** a company registered under the laws of the Republic of Serbia, with registered office at Stefana Prvovenčanog br. 61- Street, in Vranje, Serbia, with the registered Company ID Number 20744677.

The parties of this Agreement mutually state and confirm that on the day of this Agreement, in the Registry of Business Entities the total basic capital of the Company **"HANERGY SOLAR TWO LLC", Vranje,** a company registered under the laws of the Republic of Serbia, with registered office at Stefana Prvovenčanog br. 61- Street, in Vranje, Serbia, with the registered Company ID Number 20744677 (hereinafter referred to as the **"Company"**) amounts EUR 500 (five hundred Euros) in the RSD counter-valued, and paid-in capital before registration of the Company of EUR 250 in the RSD counter-valued, while the remaining amount of EUR 250 in the RSD counter-valued shall be paid-in within two (2) years from the date of registration of the Company, which amounts 100% of ownership interest in the total capital of the Company.

Kupoprodajna cena	**Purchase Price**
Član 2.	Article 2
Ovim ugovorom, Prenosilac ovim prodaje i prenosi Sticaocu koji prihvata, deonice koje predstavljaju 100% ukupnog kapitala u deonicama kompanije " **HANERGY SOLAR TWO doo", Vranje,** za ugovorenu ukupnu kupoprodajnu cenu od **18,296.00 američkih dolara** (osamnaest hiljada dvesta devedeset i šest američkih dolara), koja je jednaka ukupnoj nabavnoj ceni od **EUR 12,750.00** (dvanaest hiljada sedamsto pedeset evra), pri čemu je stopa konverzije je na temelju stvarnog kursa valute EUR 1,000 = 1,435 USD na datum izvršenja ovog ugovora.	By this agreement, the Seller hereby sells and transfers to the Purchaser who accepts the Shares representing 100% of the whole share capital of **"HANERGY SOLAR TWO LLC", Vranje,** for the agreed total purchase price of **USD 18,296.00** (eighteen thousand two hundred ninety-six United States Dollars), which equals a total purchase price of **EUR 12,750.00** (twelve thousand seven hundred fifty Euros), whereby the conversion rate is based on the actual currency exchange rate of EUR 1.000 = USD 1.435 as per the execution date of this agreement.
Sticaoc će platiti kupovnu cenu od 18,296.00 američkih dolara u obliku akcija u vlasništvu kompanije Sticaoca, EURO SOLAR PARKS, INC. pri čemu Sticaoc izdaje **1,829,625** (milion osamsto dvadeset devet hiljada i šesto dvadeset pet) novih običnih deonica kompanije EURO SOLAR PARKS , INC u ime Prenosioca.	The Purchaser shall pay the purchase price of USD 18,296.00 in form of shares of the stock of the purchasing company, EURO SOLAR PARKS, INC., whereby the Purchaser shall issue **1,829,625** (one million eight hundred twenty-nine thousand six hundred twenty-five) new common shares of EURO SOLAR PARKS, INC. into the name of the Seller.
Kupac će izdati 1,829,625 novih običnih deonica u ime Prenosioca, te će prenos deonica na račun brokera i / ili fizičku adresu za dostavu, čiji će se podaci dostaviti Sticaocu od Prenosioca odvojeno, u roku od deset (10) dana od kada Sticaoc dobije sertifikat/e o udelu **HANERGY SOLAR TWO doo", Vranje,** validno izdat u ime Sticaoca.	The Purchaser shall issue 1,829,625 new common shares into the name of the Seller and shall transfer the shares to the broker account and/or physical delivery address, which details will be given to the Purchaser by the Seller separately, within **ten (10) days** since the Purchaser has received the share certificate/s of **"HANERGY SOLAR TWO LLC", Vranje,** validly issued into the name of the Purchaser.
Poreske i druge obaveze	**Tax and Other Obligations**
Član 3.	Article 3
Ugovorne strane su saglasne da će Prenosilac udela snositi teret poreza propisanih za prenos udela kao i sve ostale poreske i druge obaveze koje prate prenos udela a propisane su zakonima Republike Srbije. Ugovorne strane su saglasne da će svaka od ugovornih strana snositi po 50% troškova sudske overe ovog Ugovora.	The Parties agree that any tax or other obligation related to the share transfer, prescribed by laws of Republic of Serbia, shall be responsibility of the Seller. The Parties agree that each of the Parties shall bear 50% of the costs of court notarization of this Agreement.
Ostale novčane obaveze	**Other Financial Obligations**
Član 4.	Article 4
Zaključenjem ovog ugovora Prenosilac potvrđuje da nakon isplate kupoprodajne cene u skladu sa odredbama ovog Ugovora nema više potraživanja i prava prema Društvu.	By signing this Agreement, the Seller confirms that, after payment of the purchase price, he has no claims or demands, under whatever reason towards the Company.
Garancije Prenosioca	**Representations and Warranties of the Seller**
Član 5.	Article 5
Prenosilac Sticaocima pruža sledeće garancije:	The Seller gives the following representations and warranties to the Purchaser:

Društvo sa ograničenom odgovornošću HANERGY SOLAR TWO VRANJE

• Da je Društvo osnovano i organizovano u skladu sa propisima Republike Srbije;	• That the Company has been registered and organized in accordance with the laws of the Republic of Serbia;
• Da Prenosilac ima ovlašćenja i poslovnu sposobnost potrebnu za zaključenje ovog Ugovora i ispunjenje obaveza utvrđenih ovim Ugovorom;	• That the Seller has all requisite corporate power and authority to execute and deliver this Agreement;
• Da je na dan zaključenja ovog Ugovora Prodavac isključivi vlasnik 100% udela Društva nominalne vrednosti 500 evra, koji je u celosti plaćen, da udeo nije opterećen bilo kakvim teretima, opcijama i/ili pravom preče kupovine.	• That on the date hereof the Seller is exclusive owner of 100% of the stake in the Company with nominal value of EUR 500, not subject to any encumbrance, purchase option and/or right of first refusal;
• Da se Društvo odreklo prava preče kupovine udela u Društvu;	• That the Company has waived its right of first refusal in respect of the stake in the Company;
• Da se protiv Društva ne vodi postupak pred bilo kojim državnim organom ili telom, odnosno da, prema znanju prenosilaca, u momentu potpisivanja ovog Ugovora ne postoji opasnost od pokretanja ovakvog postupka;	• That there is no action by or before any governmental authority, pending or to the Seller's knowledge threatened, against or affecting the Company;
• Da protiv Društva nije pokrenut niti se očekuje pokretanje stečajnog postupka, likvidacionog postupka niti bilo kog drugog postupka koji se odnosi na prestanak Društva;	• That no bankruptcy, liquidation, dissolution or other procedure has been commenced or is expected to be commenced with respect to the Company;
• Da Društvo nema bilo koje druge dospele ili nedospele obaveze;	• That the Company has no due or undue liabilities on the date hereof;
• Da je Društvo podnelo sve poreske prijave koje je trebalo da podnese i da je svaka podneta poreska prijava u trenutku podnošenja bila ispravna i kompletna u svakom bitnom aspektu i svi porezi prikazani u poreskim prijavama bili su uredno obračunati i plaćeni o dospelosti.	• That the Company has filed all tax returns which were required to be filed by the Company and each such tax return was, when filed, accurate and complete in all material respects and all taxes shown on such tax returns have been so included and have been paid when due and payable.
Prenosila je dužan da Sticaocima i/ili Društvu (kao oštećenom licu) nadoknadi svu štetu nastalu povredom bilo koje od izjava i garancija iz člana 4 . i 5.	The Seller shall indemnify the Purchaser and/or the Company (as indemnified party) for all damages incurred by breach of any of the representations and warranties as set out in Article 4 and 5.
Stupanje na pravnu snagu	**Commencement Date**
Član 6.	Article 6
Ovaj Ugovor stupa na snagu i počinje da proizvodi pravno dejstvo danom overe ovog Ugovora kod nadležnog organa. Na dan overe ovog Ugovora biće preduzete sledeće radnje:	This Agreement comes into the force on the day of its certification before the competent body. On the day of certification of this Agreement the following actions shall be undertaken:
(i) Prenosilac i Sticalac će dostaviti Društvu obaveštenje o prenosu udela u formi koja je data u Prilogu 1. ovog Ugovora;	(i) the Seller and the Purchaser shall duly deliver to the Company the notification of transfer of stakes in the form attached to this Agreement as schedule 1;
(ii) Prenosilac će obezbediti da Društvo (i) preduzme sve neophodne radnje radi upisa Sticaoca kao vlasnika 100% udela u Društvu, bez bilo kakvih tereta, ograničenja i/ili prava trećih lica u Registar privrednih subjekata Agencije za	(ii) the Seller shall procure that the Company (i) undertakes all actions necessary for the purpose of recording the Purchaser as the owner of 100% stakes in the Company, free of any encumbrances, restrictions and/or third party rights, in the Registry

HANERGY SOLAR TWO VRANJE

privredne registre Republike Srbije i (ii) dostavi Sticaocu rešenje o upisu Sticaoca kao vlasnika 100% udela u Društvu, bez bilo kakvih tereta, ograničenja i/ili prava trećih lica, u Registar privrednih subjekata Agencije za privredne registre Republike Srbije.	of Business Entities of the Agency for Commercial Registries and (ii) deliver to the Purchaser the decision on registration of the Purchaser as the owner of 100% stakes in the Company, free of any encumbrances, restrictions and/or third party rights, in the Registry of Business Entities of the Agency for Commercial Registries.
Rešavanje sporova i merodavno pravo	**Applicable Law and Dispute Resolution**
Član 7.	Article 7
Ugovorne strane saglasno konstatuju da će sva sporna pitanja koja nastanu iz ili u vezi sa ovim Ugovorom nastojati da reše sporazumno, a ukoliko sporazumno rešenje ne bude moguće, ugovorne strane priznaju nadležnost suda u Beogradu.	The Parties agree that they will try to settle any dispute, claim or the like arising out of or in connection with this Agreement in a friendly manner, and if such a dispute cannot be solved amiably the Parties shall submit it to the jurisdiction of the court in Belgrade
Član 8.	Article 8
Na sva pitanja koja nisu regulisana ovim Ugovorom primenjivaće se relevantni propisi Republike Srbije. Ovaj Ugovor tumačiće se u skladu sa propisima Republike Srbije.	Laws of the Republic of Serbia shall apply to all issues not regulated by this Agreement. This Agreement shall be governed and construed in accordance with the laws of the Republic of Serbia.
Salvatorna klauzula	**Salvatory Clause**
Član 9.	Article 9
Ako bilo koja odredba ovog Ugovora bude ili postane nezakonita ili neizvršna, to ne utiče na preostali deo ovog Ugovora. Umesto nevažeće ili neprimenjive odredbe, ovaj Ugovor o prenosu udela primenjuje se na razuman način, koji je u najvećoj zakonski dozvoljenoj meri najbliže primeni onoga što su Ugovorne strane nameravale, u skladu sa duhom i svrhom ovog Ugovora o prenosu udela.	Should any provision of this Agreement be or become illegal or unenforceable, the remaining articles of this Agreement shall not be affected. Notwithstanding the invalid or inoperable provision, this Agreement shall be applied in a reasonable manner, which, so far as legally permissible comes as close as possible to the application of what the Parties intended, according to the spirit and purpose of this Stake Transfer Agreement.
Prelazne i završne odrebe	**Transitional Provisions**
Član 10.	Article 10
Izmene i dopune ovog Ugovora mogu se vršiti samo u pismenom obliku.	Changes and amendments to this Agreement may only be done in writing.
Ovaj Ugovor sačinjen je u 5 (pet) identičnih primeraka. Svaka Ugovorna strana zadržaće po jedan primerak, dok po jedan primerak zadržavaju sud overe i Agencija za privredne registre.	This Agreement is made in 5 (five) original copies. Each party shall keep one counterparts of this Agreement, 1 counterpart shall be kept by the certifying court and 1 counterpart shall be kept by the Agency for Registration of Business Entities.
U slučaju nesaglasnosti između originala na srpskom i njegovog engleskog prevoda, tekst na srpskom jeziku će imati prioritet za svrhe tumačenja odredaba ovog Ugovora.	In case of any discrepancy between Serbian original and its English translation, Serbian version of this Agreement shall prevail for the purpose of interpretation and governance of this Agreement.

Društvo sa ograničenom odgovornošću HANERGY SOLAR TWO VRANJE

U Beogradu, 24, avgusta 2011	In Belgrade, on August 24, 2011
UGOVARAČI:	**PARTIES TO THE AGREEMENT:**
PRENOSIOC	**SELLER**
SEACOVE ENERGY GROUP AG	SEACOVE ENERGY GROUP AG
Steven Huynh, Punomocnik po osnovu specijalnog punomocja	Steven Huynh, Proxy representative with special power of attorney
STICAOC	**PURCHASER**
EURO SOLAR PARKS, INC.	EURO SOLAR PARKS, INC.
Gvapo Tripinovic, Punomocnik po osnovu specijalnog punomocja	Gvapo Tripinovic, Proxy representative with special power of attorney